EXHIBIT 99.1

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Tobin Richer
(317) 249-4559                                                           (317) 249-4521
mike.eliason@karauctionservices.com                     tobin.richer@karauctionservices.com

KAR Auction Services, Inc. Reports Third Quarter 2016 Financial Results, Dividend Increase and Share Repurchase Authorization

Carmel, IN, November 3, 2016 — KAR Auction Services, Inc. (NYSE: KAR), today reported its third quarter financial results for the period ended September 30, 2016. For the third quarter of 2016, the company reported revenue of $773.8 million as compared with revenue of $666.7 million for the third quarter of 2015, an increase of 16%. Net income for the third quarter of 2016 increased 4% to $54.4 million, or $0.39 per diluted share, as compared with net income of $52.3 million, or $0.37 per diluted share, in the third quarter of 2015. Adjusted EBITDA for the quarter ended September 30, 2016 increased 13% to $184.8 million, as compared with Adjusted EBITDA of $163.1 million for the quarter ended September 30, 2015. Operating adjusted net income per diluted share increased 6% to $0.50 for the quarter ended September 30, 2016, as compared with operating adjusted net income per diluted share of $0.47 for the quarter ended September 30, 2015.

For the nine months ended September 30, 2016, the company reported revenue of $2,290.6 million as compared with revenue of $1,957.4 million for the nine months ended September 30, 2015, an increase of 17%. Net income for the nine months ended September 30, 2016 increased 6% to $176.9 million, or $1.27 per diluted share, as compared with net income of $166.3 million, or $1.16 per diluted share, in the first nine months of 2015. Adjusted EBITDA for the nine months ended September 30, 2016 increased 15% to $571.4 million, as compared with Adjusted EBITDA of $495.3 million for the nine months ended September 30, 2015. Operating adjusted net income per diluted share increased 11% to $1.61 for the nine months ended September 30, 2016, as compared with operating adjusted net income per diluted share of $1.45 for the nine months ended September 30, 2015.

Dividend Announcement
The company announced a cash dividend today of $0.32 per share on the company’s common stock, an increase of $0.03 per share from the previous dividend. The dividend is payable on January 6, 2017, to stockholders of record as of the close of business on December 21, 2016.

$500 Million Share Repurchase Authorization
The company also announced that its board of directors has authorized the repurchase of up to $500 million of the company’s outstanding common stock over the next three years. Repurchases may be made in the open market or through privately negotiated transactions, in accordance with applicable securities laws and regulations, including pursuant to repurchase plans designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The actual timing, number and value of shares repurchased under the program will be determined by the company’s management, at its discretion, and will depend on a number of factors, including the trading price of the stock, general market and business conditions and applicable legal requirements. This program does not oblige the company to repurchase any dollar amount or any number of shares under the authorization, and the program may be suspended, discontinued or modified at any time, for any reason and without notice.

2016 Outlook

KAR Auction Services' previously stated outlook remains unchanged (except for capital expenditures and cash taxes).

(in millions, except per share amounts)	Previous Guidance	Current Guidance

Adjusted EBITDA	$735 - $760	$735 - $760
Capital expenditures	$145	$155
Cash taxes	$150 - $160	$140 - $150
Cash interest on corporate debt	$95	$95
Free cash flow	$340 - $365	$340 - $365
Effective tax rate	37.5%	37.5%
Net income per share	$1.56 - $1.71	$1.56 - $1.71
Operating adjusted net income per share	$2.03 - $2.18	$2.03 - $2.18
Weighted average diluted shares	139.0	139.0

See Outlook reconciliations on pages 7 and 8.

Earnings Conference Call Information

KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Friday, November 4, 2016 at 11:00 a.m. EDT (10:00 a.m. CDT). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-888-471-3831 and entering conference ID # 2670679 while the live web cast will be available at the investor relations section of www.karauctionservices.com. Supplemental financial information for KAR Auction Services’ third quarter 2016 results is available at the investor relations section of www.karauctionservices.com under the quarterly results page.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-888-203-1112 and entering passcode 2670679. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

About KAR Auction Services, Inc.

KAR Auction Services, Inc. (NYSE: KAR), a FORTUNE® 1000 company, operates worldwide vehicle auction services and provides related services.  Based in Carmel, Indiana, the KAR group of companies is comprised of ADESA, Inc. (ADESA), Insurance Auto Auctions, Inc. (IAA), Automotive Finance Corporation (AFC), and additional business units, with approximately 17,000 employees and 300 locations. Together, KAR’s complementary businesses provide support, technology and logistics for the used vehicle industry. For more information, visit karauctionservices.com.

Forward Looking Statements

Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating revenues
ADESA Auction Services	$441.6	$351.4	$1,277.2	$1,024.4
IAA Salvage Services	261.0	246.2	795.4	732.8
AFC	71.2	69.1	218.0	200.2
Total operating revenues	773.8	666.7	2,290.6	1,957.4

Operating expenses
Cost of services (exclusive of depreciation and amortization)	443.7	378.1	1,293.3	1,096.7
Selling, general and administrative	146.3	128.5	434.3	373.5
Depreciation and amortization	60.5	54.1	175.9	156.8
Total operating expenses	650.5	560.7	1,903.5	1,627.0

Operating profit	123.3	106.0	387.1	330.4

Interest expense	36.3	24.4	100.8	67.2
Other (income) expense, net	0.8	(0.3)	(0.8)	(2.1)
Loss on extinguishment of debt	—	—	4.0	—

Income before income taxes	86.2	81.9	283.1	265.3

Income taxes	31.8	29.6	106.2	99.0

Net income	$54.4	$52.3	$176.9	$166.3

Net income per share
Basic	$0.39	$0.37	$1.29	$1.18
Diluted	$0.39	$0.37	$1.27	$1.16

Dividends declared per common share	$0.29	$0.27	$0.87	$0.81

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	September 30, 2016	December 31, 2015
Cash and cash equivalents	$323.1	$155.0
Restricted cash	15.4	16.2
Trade receivables, net of allowances	681.8	511.9
Finance receivables, net of allowances	1,775.6	1,632.0
Other current assets	138.4	131.0
Total current assets	2,934.3	2,446.1

Goodwill	2,008.3	1,795.9
Customer relationships, net of accumulated amortization	461.8	417.7
Intangible and other assets	354.3	344.9
Property and equipment, net of accumulated depreciation	827.7	766.9
Total assets	$6,586.4	$5,771.5

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$984.1	$871.0
Obligations collateralized by finance receivables	1,275.1	1,189.0
Current maturities of debt	24.7	153.9
Total current liabilities	2,283.9	2,213.9

Long-term debt	2,371.8	1,711.2
Other non-current liabilities	452.9	460.3
Stockholders’ equity	1,477.8	1,386.1
Total liabilities and stockholders’ equity	$6,586.4	$5,771.5

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Nine Months Ended September 30,
	2016	2015
Operating activities
Net income	$176.9	$166.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	175.9	156.8
Provision for credit losses	23.5	12.4
Deferred income taxes	(11.8)	(14.4)
Amortization of debt issuance costs	6.5	5.3
Stock-based compensation	14.2	9.0
Excess tax benefit from stock-based compensation	(7.1)	(6.5)
Loss on disposal of fixed assets	0.1	1.3
Loss on extinguishment of debt	4.0	—
Other non-cash, net	6.4	2.8
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(178.5)	(164.0)
Accounts payable and accrued expenses	73.7	146.4
Net cash provided by operating activities	283.8	315.4
Investing activities
Net increase in finance receivables held for investment	(158.7)	(177.1)
Acquisition of businesses, net of cash acquired	(354.5)	(115.2)
Purchases of property, equipment and computer software	(118.5)	(92.3)
Proceeds from the sale of property and equipment	—	0.1
Decrease in restricted cash	0.8	2.0
Net cash used by investing activities	(630.9)	(382.5)
Financing activities
Net increase in book overdrafts	29.6	18.1
Net (decrease) increase in borrowings from lines of credit	(140.0)	130.5
Net increase in obligations collateralized by finance receivables	78.8	268.2
Proceeds from long-term debt	1,336.5	—
Payments for debt issuance costs/amendments	(19.5)	(10.9)
Payments on long-term debt	(654.4)	(16.9)
Payments on capital leases	(18.8)	(14.9)
Payments of contingent consideration and deferred acquisition costs	(3.6)	(1.2)
Initial net investment for interest rate caps	—	(2.2)
Issuance of common stock under stock plans	13.8	18.8
Excess tax benefit from stock-based compensation	7.1	6.5
Repurchase and retirement of common stock	—	(227.6)
Dividends paid to stockholders	(117.0)	(114.8)
Net cash provided by financing activities	512.5	53.6
Effect of exchange rate changes on cash	2.7	(14.1)
Net increase (decrease) in cash and cash equivalents	168.1	(27.6)
Cash and cash equivalents at beginning of period	155.0	152.9
Cash and cash equivalents at end of period	$323.1	$125.3
Cash paid for interest	$91.0	$58.2
Cash paid for taxes, net of refunds	$99.9	$102.0

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, free cash flow, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Free cash flow is defined as Adjusted EBITDA less cash interest expense on corporate debt (Credit Facility), capital expenditures and cash taxes related to the calendar year. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA, Adjusted EBITDA and free cash flow to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, free cash flow, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions), (unaudited)	2016	2015	2016	2015

Net income	$54.4	$52.3	$176.9	$166.3
Add back:
Income taxes	31.8	29.6	106.2	99.0
Interest expense, net of interest income	36.1	24.3	100.5	67.0
Depreciation and amortization	60.5	54.1	175.9	156.8
EBITDA	182.8	160.3	559.5	489.1
Non-cash stock-based compensation	4.7	3.5	15.1	9.8
Loss on extinguishment of debt	—	—	4.0	—
Acquisition related costs	1.3	0.7	7.2	3.8
Securitization interest	(7.2)	(5.1)	(20.3)	(13.2)
Minority interest	1.1	(0.2)	2.7	0.3
(Gain)/Loss on asset sales	1.3	1.8	2.1	3.2
Other	0.8	2.1	1.1	2.3
Total addbacks	2.0	2.8	11.9	6.2
Adjusted EBITDA	$184.8	$163.1	$571.4	$495.3

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts), (unaudited)	2016	2015	2016	2015

Net income	$54.4	$52.3	$176.9	$166.3
Acquired amortization expense (1)	24.7	22.4	71.3	65.3
Loss on extinguishment of debt (2)	—	—	4.0	—
Income taxes (3)	(9.1)	(8.1)	(28.2)	(24.4)
Operating adjusted net income	$70.0	$66.6	$224.0	$207.2

Net income per share – diluted	$0.39	$0.37	$1.27	$1.16
Acquired amortization expense	0.18	0.16	0.51	0.46
Loss on extinguishment of debt	—	—	0.03	—
Income taxes	(0.07)	(0.06)	(0.20)	(0.17)
Operating adjusted net income per share – diluted	$0.50	$0.47	$1.61	$1.45

Weighted average diluted shares	139.7	141.8	139.4	143.2

(1)
Acquired amortization expense was $24.7 million ($15.6 million net of tax) and $22.4 million ($14.3 million net of tax) for the three months ended September 30, 2016 and 2015, respectively. For the nine months ended September 30, 2016 and 2015, acquired amortization expense was $71.3 million ($44.6 million net of tax) and $65.3 million ($40.9 million net of tax), respectively.

(2)	We incurred a loss on the extinguishment of debt totaling $4.0 million ($2.5 million net of tax) for the nine months ended September 30, 2016.

(3)	The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income.

The following table reconciles EBITDA, Adjusted EBITDA and free cash flow to net income for the 2016 Outlook presented:

	2016 Outlook
(in millions), (unaudited)	Low	High

Net income	$216.9	$237.5
Add back:
Income taxes	130.1	142.5
Interest expense, net of interest income	142.0	140.0
Depreciation and amortization	240.0	235.0
EBITDA	729.0	755.0
Total addbacks	6.0	5.0
Adjusted EBITDA	$735.0	$760.0
Cash interest expense on corporate debt	(95.0)	(95.0)
Capital expenditures	(155.0)	(155.0)
Cash taxes related to calendar year	(145.0)	(145.0)
Free cash flow	$340.0	$365.0

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the 2016 Outlook presented:

	2016 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income	$216.9	$237.5
Acquired amortization expense	100.0	100.0
Loss on extinguishment of debt	4.0	4.0
Income taxes	(39.0)	(39.0)
Operating adjusted net income	$281.9	$302.5

Net income per share – diluted	$1.56	$1.71
Acquired amortization expense	0.72	0.72
Loss on extinguishment of debt	0.03	0.03
Income taxes	(0.28)	(0.28)
Operating adjusted net income per share – diluted	$2.03	$2.18

Weighted average diluted shares	139.0	139.0

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes.